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                        WHEREHOUSE ENTERTAINMENT, INC.             EXHIBIT 12.1
             Computation of Ratio of Earnings to Fixed Charges


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                                               For the Four   For the Eight
                                               Months Ended   Months Ended
                                      FY 92    May 31, 1992   Jan 31, 1993     FY 94      FY 95       FY 96
                                      Actual      Actual         Actual        Actual     Actual      Actual
                                     --------------------------------------------------------------------------
                                      000's       000's          000's         000's      000's       000's
Fixed Charges
  Interest expense                   $15,876     $ 4,165        $14,190       $ 21,826   $  21,126   $ 13,218

  Amortization of deferred
  financing costs                      2,176         763          1,513          1,699       1,916     10,339
                                     --------------------------------------------------------------------------
  Total interest expense              18,052       4,928         15,703         23,525      23,042     23,557

  Interest portion of
  rental expense                      17,249       4,778          9,537         14,536      15,143     12,964
                                     --------------------------------------------------------------------------
Total Fixed Costs                    $35,301     $ 9,706        $25,240       $ 38,061   $  38,185   $ 38,521
                                     --------------------------------------------------------------------------
                                     --------------------------------------------------------------------------

Earnings

  Income from continuing
  operations before
  income tax                           3,948      (3,835)        (5,107)       (61,136)   (149,238)   (43,821)

  Total fixed charges                 35,301       9,706         25,240         38,061      38,185     36,521
                                     --------------------------------------------------------------------------
                                     $39,249     $ 5,871        $20,133       $(23,075)  $(111,053)  $ (7,300)
                                     --------------------------------------------------------------------------
                                     --------------------------------------------------------------------------
Ratio of earnings to                                                         Inadequate  Inadequate  Inadequate
fixed charges                           1.11x       0.60x          0.80x      Earnings    Earnings    Earnings
                                     --------------------------------------------------------------------------
                                     --------------------------------------------------------------------------

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